PPD

25 YEARS OF ADVANCING DRUG DEVELOPMENT

25

PPD

Business Segment Review Third Quarter 2010 Earnings Call October 27, 2010 Exhibit 99.2

Table of Contents Safe Harbor 1 Business Segments 2 Clinical Development Services Laboratory Services Net Revenue by Segment 3 Income from Operations by Segment 4

Safe Harbor
This presentation includes selected non-GAAP financial
measures. For a presentation of and reconciliation to the
most directly comparable GAAP financial measures, go to
the link titled “GAAP/Non-GAAP Reconciliation
Presentation” under Presentations & Events in the
Investors section of PPD’s Web site located at
www.ppdi.com

Business Segments
*
Clinical Development Services
Phase II-IV Clinical Trial Management
- Project Management
- Clinical Trial Monitoring
- Data Management
- Biostatistics
- Regulatory Affairs
- Pharmacovigilance
- Late-Stage
Laboratory Services
Phase I Clinic
cGMP
Bioanalytical
Global Central Labs
Vaccines & Biologics
BioDuro / Discovery Services

*These two segments comprise the former Development segment.

Net Revenue by Segment
(Non-GAAP, in Millions*)
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Q2
2010
Q3
2010
Clinical Development Services $268.1 $260.1 $250.0 $256.7 $249.3 $255.4 $260.3
% of Total 79.9% 78.8% 79.2% 78.2% 77.0% 76.5% 76.7%
Laboratory Services $67.3 $70.1 $65.9 $71.4 $74.5 $78.3 $79.0
% of Total 20.1% 21.2% 20.8% 21.8% 23.0% 23.5% 23.3%
Total
(Formerly Development Segment)
$335.4 $330.2 $315.8 $328.1 $323.8 $333.8 $339.4

*Net revenue excludes reimbursed out-of-pockets.

Income from Operations by Segment
(Non-GAAP, in Millions*)
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Q2
2010
Q3
2010
Clinical Development Services $51.9 $48.0 $47.0 $41.0 $31.7 $34.6 $47.2
Operating Margin % 19.3% 18.5% 18.8% 16.0% 12.7% 13.6% 18.1%
Laboratory Services $15.4 $15.2 $13.2 $12.8 $10.1 $12.3 $13.5
Operating Margin % 22.9% 21.7% 20.0% 17.9% 13.5% 15.6% 17.1%
Total
(Formerly Development Segment)
$67.3 $63.3 $60.2 $53.8 $41.8 $46.9 $60.7
Operating Margin % 20.1% 19.2% 19.0% 16.4% 12.9% 14.0% 17.9%
*Income from operations excludes reimbursed out-of-pocket
expenses, stock option expense, and restructuring costs. See
GAAP/Non-GAAP reconciliation in Investors section of PPD
website.
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